Exhibit 99.1

The LGL Group, Inc. Reports Q2 2019 Financial Results

ORLANDO, FL, August 7, 2019 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three and six months ended June 30, 2019.

Summary of Q2 2019 Financial Results:

•	Revenues of $7.8 million, up 27.3% compared to Q2 2018 of $6.2 million
•	Net income of $0.19 per share, compared to $0.10 per share for the prior year quarter
•	Order backlog improved 69.1% to $24.5 million at June 30, 2019 from $14.5 million at June 30, 2018
•	Adjusted EBITDA was $976,000, or $0.20 per share on a diluted basis, compared to $616,000, or $0.13 per share for Q2 2018

Commenting on the Company’s Q2 2019 results, Executive Chairman and CEO, Michael J. Ferrantino, Sr. stated, “Revenues and backlog increased substantially, and our book-to-bill ratio grew again. We experienced growth of 27.3% in revenues over the prior year quarter, while our backlog increased 69%, exceeding $24 million at the end of the quarter. Our outstanding sales and revenue increases, which are driving our improved profitability, indicates we are on the right path in the defense and aerospace markets. We do expect new orders to drop off for the second half due to our booking some orders earlier than expected, and the nature of our defense business, which drops off in our third quarter which is the government’s fourth quarter; but we do expect it to return during the government’s first quarter which is our fourth quarter.”

Mr. Ferrantino added, “In closing I want to thank all of our employees for our continuous improvement, our directors for their continued support, shareholders new and old for supporting our strategy, and to our customers who have rewarded us with their business and most recently have increased the share awarded to us.”

Management will host a conference call today at 4:30 p.m. ET to review the Company's 2019 second quarter results. Participants are invited to access the call by dialing (844) 401-3350 (within the United States), or (248) 847-2523 (international callers) approximately fifteen minutes before the conference start time and provide the conference ID 5995786.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the Three Months Ended June 30,	2019	2018
REVENUES	$7,838	$6,157
Costs and expenses:
Manufacturing cost of sales	4,706	3,594
Engineering, selling and administrative	2,276	2,074
OPERATING INCOME	856	489
Total other income, net	117	61
INCOME BEFORE INCOME TAXES	973	550
Income tax provision	34	78
NET INCOME	$939	$472

Weighted average number of shares used in basic EPS calculation	4,888,059	4,698,393
Weighted average number of shares used in diluted EPS calculation	4,972,418	4,804,165
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.19	$0.10

For the Six Months Ended June 30,	2019	2018
REVENUES	$14,470	$12,102
Costs and expenses:
Manufacturing cost of sales	8,921	7,310
Engineering, selling and administrative	4,259	4,145
OPERATING INCOME	1,290	647
Total other income, net	271	97
INCOME BEFORE INCOME TAXES	1,561	744
Income tax provision	40	79
NET INCOME	$1,521	$665

Weighted average number of shares used in basic EPS calculation	4,857,603	4,697,415
Weighted average number of shares used in diluted EPS calculation	4,962,110	4,804,621
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.31	$0.14

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$9,820	$15,508
Marketable securities	8,920	3,775
Accounts receivable, net	5,041	3,394
Inventories, net	5,761	4,466
Prepaid expenses and other current assets	271	242
Total Current Assets	29,813	27,385
Property, plant, and equipment, net	2,576	2,086
Intangible assets, net	439	477
Deferred income taxes, net	103	127
Right-of-use lease asset	408	-
Total Assets	$33,339	$30,075
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	4,215	2,752
Total Stockholders' Equity	29,124	27,323
Total Liabilities and Stockholders' Equity	$33,339	$30,075

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the Three Months Ended June 30,	2019	2018
(000's, except shares and per share amounts)
Net income before income taxes	$973	$550
Interest income	—	6
Depreciation and amortization	121	127
Non-cash stock compensation	6	6
Investment income	(124)	(73)
Adjusted EBITDA	$976	$616

Basic per share information:
Weighted average shares outstanding	4,888,059	4,698,393
Adjusted EBITDA per share	$0.20	$0.13

Diluted per share information:
Weighted average shares outstanding	4,972,418	4,804,165
Adjusted EBITDA per share	$0.20	$0.13

For the Six Months Ended June 30,	2019	2018
(000's, except shares and per share amounts)
Net income before income taxes	$1,561	$744
Interest income	(1)	(6)
Depreciation and amortization	240	249
Non-cash stock compensation	12	13
Investment income	(270)	(104)
Recovery of note receivable	—	(4)
Adjusted EBITDA	$1,542	$892

Basic per share information:
Weighted average shares outstanding	4,857,603	4,697,415
Adjusted EBITDA per share	$0.32	$0.19

Diluted per share information:
Weighted average shares outstanding	4,962,110	4,804,621
Adjusted EBITDA per share	$0.31	$0.19